Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 30, 2025 with respect to the consolidated financial statements of Semidux (Cayman) Holding Limited as of and for the fiscal year ended March 31, 2025 in this Registration Statement on Form F-1/A and the related Prospectus of Semidux (Cayman) Holding Limited filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, TX

December 30, 2025